July 16, 2009	Analyst Contact:	Dan Harrison
918-588-7950
	Media Contact:	Brad Borror
918-588-7582

ONEOK Announces Kneale’s Retirement and
Other Leadership Changes

TULSA, Okla. – July 16, 2009 – ONEOK, Inc. (NYSE:OKE) announced today that James C. Kneale, 58, president and chief operating officer of ONEOK and ONEOK Partners, L.P. (NYSE: OKS) will retire Jan. 1, 2010, after 29 years with the company.

“Jim Kneale has played a significant and invaluable role in our company’s growth and success over the past three decades,” said John W. Gibson, chief executive officer of ONEOK and chairman and chief executive officer of ONEOK Partners. “His many contributions, excellent judgment and wise counsel – in a variety of leadership positions of increasing responsibility, including chief financial officer and his current role – have served our company, shareholders and employees well. We will miss his daily presence at the company but wish him well in his retirement.

“We are fortunate to have so many talented leaders to move into different roles, further expanding their experience and capabilities and preparing them for future challenges,” Gibson added. “The changes we’re announcing today will broaden our leadership team’s experience and responsibilities, providing the skills and expertise we need to lead the company in the years ahead,” he concluded.

Effective immediately, Terry K. Spencer, 50, is promoted to chief operating officer of ONEOK Partners, and Robert F. Martinovich, 51, is promoted to chief operating officer of ONEOK. Both will report to Kneale who will remain president of both entities until his retirement, at which time they will report to Gibson, who, in addition to his current responsibilities, will also become president of both entities at that time.

Spencer is currently executive vice president, responsible for ONEOK Partners’ two natural gas liquids segments, as well as ONEOK’s energy services segment, while Martinovich is currently president of ONEOK Partners’ natural gas gathering and processing segment.

Spencer will be responsible for ONEOK Partners’ four operating segments – natural gas gathering and processing, natural gas pipelines, natural gas liquids gathering and fractionation, and natural gas liquids pipelines.

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ONEOK Announces Kneale's Retirement and Other Leadership Changes

Martinovich will be responsible for ONEOK’s distribution and energy services operating segments, as well as the company’s environmental, safety and health, and technical services organizations.

The company also announced that Caron A. Lawhorn, 48, becomes senior vice president-corporate planning and development, a new position, responsible for business development, long-range planning and capital investment, reporting to Gibson.

Lawhorn will be succeeded as senior vice president and chief accounting officer of ONEOK and ONEOK Partners by Derek S. Reiners, 38, when he joins the company on Aug. 10. A certified public accountant, Reiners is currently with Grant Thornton LLP in Dallas, where he has been a partner since 2004 and currently leads the accounting firm’s north Texas energy industry practice. He will report to Curtis L. Dinan, senior vice president and chief financial officer.

Other changes announced include the following:

• Robert S. Mareburger, 47, is promoted to president - natural gas of ONEOK Partners, responsible for the partnership’s two natural gas segments – gathering and processing and natural gas pipelines – reporting to Spencer. Mareburger was most recently vice president and chief information officer.

• Sheridan C. Swords, 40, is promoted to president - natural gas liquids of ONEOK Partners, responsible for the partnership’s two natural gas liquids segments – gathering and fractionation and natural gas liquids pipelines, reporting to Spencer. Swords was most recently president of the natural gas liquids gathering and fractionation segment.

• Pierce H. Norton II, 49, becomes president of ONEOK Distribution Companies, responsible for the company’s three natural gas utilities – Oklahoma Natural Gas, Kansas Gas Service and Texas Gas Service, reporting to Martinovich. Norton was most recently executive vice president.

• David R. Scharf, 52, is promoted to president of ONEOK Partners’ natural gas gathering and processing segment, reporting to Mareburger. He was most recently vice president - commercial, in the natural gas gathering and processing segment.

• Michael L. Turner, 35, is promoted to vice president of ONEOK Partners’ natural gas liquids gathering and fractionation, reporting to Swords. He was most recently director of distribution and Mid-Continent exchange services in the natural gas liquids gathering and fractionation segment.

• Kevin L. Burdick, 44, is promoted to vice president and chief information officer, reporting to David E. Roth, senior vice president, administrative services. He was most recently manager - information technology design integration.

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ONEOK Announces Kneale's Retirement and Other Leadership Changes

BIOGRAPHICAL INFORMATION:

Jim Kneale – President, ONEOK and ONEOK Partners

Jim Kneale became president and chief operating officer of ONEOK in 2007 and ONEOK Partners in 2008, where he also serves as a director. He joined ONEOK in 1981 as vice president of accounting and moved to Oklahoma Natural Gas as vice president of accounting in 1992. He served in various executive operating and finance positions until being named president of Oklahoma Natural Gas in 1997, holding that post until 1999 when he became chief financial officer of ONEOK. Kneale earned a Bachelor of Business Administration degree in accounting in 1973 from West Texas A&M in Canyon and completed advanced studies at Harvard University.

Terry Spencer – Chief Operating Officer, ONEOK Partners

Terry Spencer became executive vice president of ONEOK in 2007, with responsibilities for energy services and ONEOK Partners’ natural gas liquids gathering and fractionation and pipelines segments. He joined the company in 2001 as director, project development, for natural gas gathering and processing. Later, he served as vice president - gas supply and project development in the gathering and processing segment. In 2005, Spencer became senior vice president of ONEOK’s natural gas liquids business following the asset acquisition from Koch. He became president of natural gas liquids in 2006. Prior to joining ONEOK, Spencer held positions of increasing responsibility in the natural gas gathering and processing industry with Continental Natural Gas, Inc., in Tulsa; Stellar Gas Company in Houston; and Texas Oil and Gas Corporation’s Delhi Gas Pipeline subsidiary in Dallas. Spencer earned a Bachelor of Science degree in petroleum engineering in 1981 from the University of Alabama in Tuscaloosa.

Rob Martinovich – Chief Operating Officer, ONEOK, Inc.

Rob Martinovich became president of ONEOK Partners’ natural gas gathering and processing segment when he joined the company in 2007. Prior to joining ONEOK, he was group vice president of environment, health and safety, operations and technical services for DCP Midstream, LLC. Martinovich joined DCP Midstream in 2000 as senior vice president, responsible for the Permian Basin assets, and in 2002 was named senior vice president responsible for the Mid-Continent and Rocky Mountain assets. Before joining DCP Midstream, he was senior vice president of GPM Gas Corporation, the natural gas gathering, processing and marketing division of Phillips Petroleum Company. Martinovich joined Phillips in 1980 as a resin development engineer and held various engineering, sales and marketing positions in the research and development and the plastics divisions of Phillips, and served on the company’s corporate planning and development staff. Martinovich earned a Bachelor of Science degree in chemical engineering in 1980 from the University of Notre Dame in South Bend, Indiana.

Caron Lawhorn – Senior Vice President - Corporate Planning and Development

Caron Lawhorn became senior vice president and chief accounting officer of ONEOK in 2007 and ONEOK Partners in 2008. Previously, she was senior vice president - financial services and treasurer for ONEOK. She joined the company in 1998 as manager - auditing, after serving as

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ONEOK Announces Kneale's Retirement and Other Leadership Changes

a senior manager at KPMG and chief financial officer for Emergency Medical Services Authority in Tulsa. A certified public accountant, Lawhorn earned her Bachelor of Science degree in business administration in 1983 from the University of Tulsa, where she was named an Outstanding Alumna in the College of Business.

Derek Reiners – Senior Vice President and Chief Accounting Officer, ONEOK and ONEOK Partners

Derek Reiners is currently a partner at Grant Thornton LLP in Dallas, a certified public accounting firm where he serves as the north Texas energy industry practice leader. A certified public accountant, he joined Grant Thornton in 2002 from Arthur Andersen LLP in Tulsa where he held a variety of roles of increasing responsibility after joining the firm in 1995. He earned a Bachelor of Science degree in business administration in 1993 from Oklahoma State University in Stillwater, with a double major in finance and economics. He earned a Master of Science degree in accounting from Oklahoma State in 1999.

Bob Mareburger – President - Natural Gas, ONEOK Partners

Bob Mareburger joined ONEOK in 2007 as vice president and chief information officer. From 1999 to 2006, he served as general manager of information technology and chief information officer for CITGO Petroleum Corp. in Tulsa. Prior to joining CITGO, he spent several years at Andersen Consulting, now Accenture. Mareburger earned a Bachelor of Science degree in petroleum engineering in 1984 and a Master of Business Administration degree in 1986 from the University of Oklahoma.

Sheridan Swords – President - Natural Gas Liquids, ONEOK Partners

Sheridan Swords became president of ONEOK Partners’ natural gas liquids gathering and fractionation business in 2007. He began his career in the natural gas industry as a division engineer for Koch Gathering Systems Company in 1992. He held various positions with Koch companies; and prior to joining ONEOK Partners, Swords was vice president of the Mid-Continent for Koch Hydrocarbon, LP. He earned a Bachelor of Science degree in mechanical engineering in 1991 from Kansas State University in Manhattan.

Pierce Norton – President - ONEOK Distribution Companies

Pierce Norton became executive vice president in 2007, with responsibilities for ONEOK’s distribution companies and ONEOK Partners natural gas gathering and processing and pipelines segments. He began his natural gas industry career in 1982 at Delhi Gas Pipeline. He later worked for American Oil and Gas and KN Energy, and was named Bear Paw Energy’s president in 2005, which is now a subsidiary of ONEOK Partners. Norton earned a Bachelor of Science degree in mechanical engineering in 1982 from the University of Alabama in Tuscaloosa.

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ONEOK Announces Kneale's Retirement and Other Leadership Changes

Dave Scharf – President - Natural Gas Gathering and Processing, ONEOK Partners

Dave Scharf became vice president - commercial of ONEOK Partners natural gas gathering and processing segment in 2007. He joined ONEOK’s Bear Paw natural gas gathering subsidiary in 2005 to manage operations, engineering and business development. He began his career at Phillips Petroleum Company in 1978 in research and development, followed by various positions in Phillips’ natural gas gathering and processing businesses. He then joined KN Energy and Kinder Morgan as a director of business development. Scharf earned a Bachelor of Science degree in chemical engineering in 1978 from the University of Missouri at Rolla, now called Missouri University of Science and Technology.

Mike Turner – Vice President - Natural Gas Liquids Gathering and Fractionation, ONEOK Partners

Mike Turner became director of distribution and Mid-Continent exchange services in the natural gas liquids gathering and fractionation segment in 2005. He began his career as a distribution analyst for Koch Hydrocarbon, LP in 1996 and held various positions with Koch until ONEOK acquired its natural gas liquids assets in July 2005. He earned a Bachelor of Science degree in business management in 1996 from Fort Hays State University in Kansas.

Kevin Burdick – Vice President and Chief Information Officer

Kevin Burdick joined ONEOK in 2007 as manager - information technology design integration, responsible for working with ONEOK’s business units to develop a strategic roadmap for improving ONEOK’s information technology capability. He began his career at CITGO Petroleum in 1992 and held a variety of positions of increasing responsibility during a 15-year period. Burdick earned a Bachelor of Science degree in mathematics in 1988 from the University of Oklahoma and a Master of Business Administration degree from Oklahoma State University in 1995.

To obtain electronic photo files of Kneale, Spencer, Martinovich, Lawhorn, and others announced in the changes, visit the ONEOK Web site: http://www.oneok.com/media/download_photos/image_download.jsp.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 45.1 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting natural gas and NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.1 percent of the overall partnership interest. ONEOK is one of the largest natural gas

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ONEOK Announces Kneale's Retirement and Other Leadership Changes

distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com. OKE-FE

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